UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2006
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)	95014 (Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 19, 2006, Symantec Corporation and Symantec Limited (together the “Company”) and Digital River, Inc. and Digital River Limited (together “Digital River”) entered into the Second Amended and Restated Symantec Online Store Agreement (the “Agreement”), which Agreement supersedes and replaces the Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement, dated as of July 1, 2003, as amended.
The Agreement sets forth the terms under which Digital River will continue to act as a nonexclusive electronic reseller of certain Symantec products (the “Products”), and provider of other services in connection with the resale of the Products. The Agreement grants to Digital River a license to market, distribute, and transfer the Products, but does not otherwise transfer any right, title or interest in the Products to Digital River. The Agreement expires on June 30, 2010, and may be extended by amendment thereafter by agreement of both parties thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: October 24, 2006	By:	/s/ Arthur F. Courville
Arthur F. Courville
Executive Vice President, General Counsel, and Secretary